                                                                 EXHIBIT 10.17

                               ASSIGNMENT OF LEASE

         THIS ASSIGNMENT is executed as of this 21ST day of APRIL, 1998, by INTRANET INTEGRATION GROUP, INC., a Minnesota corporation ("Assignor"), in favor of DIGITAL RIVER, INC., a Delaware corporation ("Assignee").

                                    RECITALS

         Assignor, as Tenant, and CSM Investors, Inc., a Minnesota corporation, as Landlord ("Landlord") entered into that certain Lease (the "Lease") dated April 24, 1996 regarding 32,919 square feet of space in the Golden Triangle Business Center, located at 9625-9675 West 76th Street, Eden Prairie, Minnesota (the "Premises").

         Assignor desires to sell, transfer, convey and assign to Assignee, and Assignee desires to acquire and assume Assignor's interest in the Lease, according to the terms and conditions set forth hereinbelow.

         NOW, THEREFORE, in consideration of the mutual promises herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by both parties, Assignor and Assignee agree as follows:

         1.) RECITALS. The foregoing recitals are correct and are incorporated herein.

         2.) ASSIGNMENT AND ASSUMPTION. As of the Effective Date (defined below):

(i) Assignor hereby assigns, transfers and conveys the Tenant's interest in the Lease to Assignee and (ii) Assignee hereby assumes and agrees to perform all of the obligations of the Tenant under the Lease that arise from and after the Effective Date hereof in accordance with the terms and conditions set forth in the Lease.

         3.) REPRESENTATIONS AND WARRANTIES. Assignor represents and warrants to Assignee as follows:

         (a) A true and complete copy of the Lease is attached hereto as EXHIBIT A and it is the only instrument and agreement in effect between Landlord and Assignor. The Lease contains the entire agreement between Landlord and Assignor concerning the Premises. The Lease is in full force and effect and has not in any way been modified, amended, terminated or rescinded.

         (b) To the best of Assignor's knowledge, there exists no default nor any event that, with the passing of time or delivery of notice or both, would constitute a default under the Lease.

         (c) Rent and all other amounts due and payable by Assignor under the Lease (collectively, the "Rent") are current and no Rent or other amount is presently due and payable by Assignor to Landlord, including any retroactive adjustments to Rent.

         (d) Assignor has not issued or received any notice of cancellation, termination or any other document affecting the Lease in any way, and has no knowledge of any violation of any governmental statute, regulation or ordinance relating to the Premises or the Lease.

         (e) Assignor has good right to assign and transfer the Lease (subject to obtaining the Consent of Landlord). The Lease is free and clear of all charges and encumbrances.

         (f) Assignor has received no notice of actual or threatened reduction or curtailment of any utility service supplied to the Premises, nor of any action or proceeding in condemnation, eminent domain, or foreclosure in connection with or relating to the Premises.

         (g) Assignor has no notice of any actual or threatened cancellation or suspension of any certificates of occupancy for all or any portion of the Premises.

         (h) Assignor is not in default in any of its legal obligations or liabilities regarding the Premises.

         (i) To the best of Assignor's knowledge, Assignor's current use of the Premises does not violate any federal, state, local or other governmental building, zoning, health, accessibility, safety, planning, subdivision, or other law, ordinance, or regulation, or any applicable private restriction, and such use is a legal conforming use.

         (j) Assignor has not received any notice of, nor is Assignor aware of, any action, litigation, investigation, condemnation, violation, or proceeding of any kind from any federal, state or local government entity against Assignor relating to any portion of the Premises.

         (k) Assignor is not aware of any defects in the structures or other improvements on the Premises, including but without limitation the roof, fixtures, systems or structure of such improvements.

Assignee is relying on the accuracy of the foregoing representations and warranties in entering into this Agreement. The foregoing representations and warranties are a material inducement to Assignee to enter into this Agreement.

         4.) EFFECTIVE DATE. The Effective Date of this Assignment shall be July 15, 1998, or such earlier date as may be mutually agreed by Assignor and Assignee.

         5.) DELIVERY OF OCCUPANCY.

         (a) As of May 1, 1998, Assignee shall have access to approximately 1,500 square feet of the Premises as shown cross-hatched on the plan attached hereto as EXHIBIT B (the


                                       2.

         "Partial Premises"). Assignee shall pay rent to Assignor in the amount of Three Thousand and no/100 Dollars ($3,000.00) in consideration for such early occupancy, which amount shall be due and payable on or before May 1, 1998 and shall be considered gross rent, inclusive of all base rent, additional rent, operating costs, real estate taxes, utility costs and all other charges, fees, costs and expenses. Prior to May 1, 1998, Assignor shall remove all personal property and all other items from the Partial Premises and shall deliver the Partial Premises in broom/vacuum clean condition, at Assignor's expense.

         (b) Assignee shall pay all costs and expenses in connection with setting up the Partial Premises for Assignee's use.

         (c) During said early occupancy of the Partial Premises, Assignor will make available to Assignee 20 of 24 frames on one of its T-1 Lines. Assignee will work with the MIS Director of Assignor on accessing such line to not disrupt Assignor's systems. Any costs associated with activating such T-1 Line shall be at the cost of Assignee and Assignee further agrees to diligently work toward its own T-1 Line in a reasonable and timely fashion.

         (d) On the Effective Date, Assignor shall deliver all of the Premises to Assignee in broom/vacuum clean condition. If such occupancy commences on a date other than the first of a calendar month, then base rent, additional rent and other charges under the Lease, and any other operating expenses in connection with the Premises, shall be prorated between Assignor and Assignee as of the date of such occupancy.

         (e) The raised floor production area within the Premises shall remain intact and shall not be altered by Assignor. Without limitation, the raised floor, air conditioning equipment and fixtures, and fire safety equipment and systems shall not be removed or altered by Assignor. However, Assignor shall remove its computer equipment and personal property.

         6.) HVAC CERTIFICATION. Prior to the Effective Date, Assignor shall deliver to Assignee a certification from a licensed, bonded and insured HVAC contractor that all heating, ventilating and air conditioning equipment serving the Premises is in proper working order.

         7.) SECURITY DEPOSIT. Prior to the execution of this Agreement, Assignee deposited with Assignor the sum of Twenty Thousand and no/100 Dollars ($20,000.00). Contemporaneously with the execution of this Assignment, Assignee has deposited with Assignor an additional sum of Eleven Thousand and no/100 Dollars ($11,000.00). Said total of Thirty-one Thousand and no/100 Dollars ($31,000.00) shall be a security deposit for the performance by Assignee of the terms and covenants of the Lease hereby assumed by Assignee. If Assignee fails to keep and perform the terms and covenants of the Lease assumed by Assignee and Assignor incurs loss or damage as a result of Landlord pursuing such payment or performance from Assignor, then Assignor shall have the right to apply such portion of said deposit as may be necessary to reimburse Assignor for such loss or damage sustained. Said deposit shall be returned to Assignee, less any depletion thereof as a result of the provisions of this paragraph, upon the expiration or termination of the Lease. If, at any time prior to the expiration or termination of the Lease, Assignor is released from liability under the Lease, then the entire deposit shall be promptly returned to Assignee.

         8.) MISCELLANEOUS. The headings used herein are for convenience only and are not to be used in interpreting this Agreement. This Agreement shall be construed, enforced and interpreted under the laws of the State of Minnesota. This Agreement is the entire agreement between Assignor and Assignee regarding the subject matter hereof; any prior agreements are superseded hereby. This Agreement may not be modified, amended or changed orally, but only by an agreement in writing signed by the parties hereto. Neither party shall be deemed to have waived any rights under this Agreement unless such waiver is given in writing and signed by such party. If any provision of this Agreement is invalid or unenforceable, such provision shall be deemed to be modified to be within the limits of enforceability or validity, if feasible; however, if the offending provision cannot be so modified, it shall be stricken and all other provisions of this Agreement in all other respects shall remain valid and enforceable. In the event of a breach or default under this Agreement, the non-defaulting party shall be entitled to recover reasonable attorneys' fees and court costs incurred to enforce its rights regarding such default or breach.

         IN WITNESS WHEREOF, the parties hereto have executed this Assignment of Lease of the day and year first above written.

                                      ASSIGNOR:
                                      INTRANET INTEGRATION GROUP,
                                      INC.

Dated:            4-21-98             By: /s/ Jeffrey Sjobeck
      ---------------------------        ----------------------------
                                           Its: CEO

                                      ASSIGNEE:
                                      DIGITAL RIVER, INC.

Dated:            4-21-98             By: /s/ Joel Ronning
      ---------------------------        ----------------------------
                                           Its: President


                                       4.

                        EXHIBIT A TO ASSIGNMENT OF LEASE

                                      LEASE

                             ARTICLE 1. LEASE TERMS

1.1 LANDLORD AND TENANT. This Lease ("Lease") is entered into this 24TH day of April, 1996 by and between CSM INVESTORS, INC., a Minnesota corporation, ("Landlord") and INTRANET INTEGRATION GROUP, INC. d/b/a TECHNICAL PUBLISHING SOLUTIONS, INC., a Minnesota corporation, ("Tenant").

1.2 PREMISES. Landlord hereby rents, leases, lets and demises to Tenant the following described property ("Premises") as illustrated on the site plan attached hereto as EXHIBIT A: approximately 15,242 square feet of warehouse space and 17,677 square feet of office space (32,919 total square feet) in the GOLDEN TRIANGLE BUSINESS CENTER located at 9625-9675 West 76th Street in Eden Prairie, Minnesota, and consisting of approximately 149,215 square feet ("Building"). A floor plan of the Premises and a description of improvements, if any, to be constructed are attached hereto as EXHIBITS B AND C.

1.3 LEASE TERM. The term of this Lease shall commence on AUGUST 1, 1996 ("Commencement Date") and shall terminate eighty-four (84) months thereafter on July 31, 2003, unless sooner terminated as hereinafter provided. In the event that Tenant does not vacate the Premises upon the expiration or termination of this Lease, Tenant shall be a tenant at will for the holdover period and all of the terms and provisions of this Lease shall be applicable during that period, except that Tenant shall pay Landlord as base rental for the period of such holdover an amount equal to two (2) times the base rent which would have been payable by Tenant had the holdover period been a part of the original term of this Lease, together with all additional rent as provided in this Lease. Tenant agrees to vacate and deliver the Premises to Landlord upon Tenant's receipt of notice from Landlord to vacate. The rental payable during the holdover period shall be payable to Landlord on demand. No holding over by Tenant, whether with or without the consent of Landlord, shall operate to extend the term of this Lease. Landlord agrees to provide Tenant early occupancy of the Premises on July 1, 1996 under the same terms and conditions contained herein, exclusive of rent and operating expenses.



1.4      BASE RENT.        BASE RENT IS:          MONTHS           MONTHLY BASE RENT       PER SQ. FT.
                                            -------------------    ----------------      ----------------

                                                   1-84                $20,519.51             $7.48

1.5      PERMITTED USE:    OPERATION OF A COMPUTER ASSISTED, DOCUMENT BASED PRINTING FACILITY, AND DISTRIBUTION OF
                           HARDWARE AND SOFTWARE PRODUCTS.

1.6      SECURITY DEPOSIT: NONE ($0.00)

1.7      PRO-RATA SHARE: TWENTY-TWO AND 06/100 PERCENT (22.06%) SUBJECT TO ADJUSTMENT AS PROVIDED IN SECTION 2.2 HEREOF.

1.8      ADDRESSES.        LANDLORD'S ADDRESS:                    TENANT'S ADDRESS:
                           -------------------                    -----------------
                           CSM INVESTORS, INC.                    INTRANET INTEGRATION GROUP, INC.
                           2575 UNIVERSITY AVENUE WEST, SUITE 150 9625 WEST 76TH STREET, SUITE 150
                           ST. PAUL, MN 55114-1024                EDEN PRAIRIE, MN 55344
                           (612) 646-1717


            ARTICLE 2. RENT, OPERATING EXPENSES AND SECURITY DEPOSIT

2.1 BASE RENT. Tenant agrees to pay monthly as base rent during the term of this Lease the sum of money set forth in Section 1.4 of this Lease, which amount shall be payable to Landlord at the address shown above. One monthly installment shall be due and payable on or before the first day of each calendar month succeeding the Commencement Date during the term of this Lease; provided, if the Commencement Date should be a date other than the first day of a calendar month, the monthly rental set forth above shall be prorated to the end of that calendar month, and all succeeding installments of rent shall be payable on or before the first day of each succeeding calendar month during the term of this Lease. Tenant shall pay, as additional rent, all other sums due under this Lease. Notwithstanding anything in this Lease to the contrary, if Landlord, for any reason whatsoever (other than Tenant's default), cannot deliver possession of the Premises to the Tenant on the Commencement Date, this Lease shall not be void or voidable, nor shall Landlord be liable for any loss or damage resulting therefrom, nor shall the expiration of the term be extended, but all rent shall be abated until Landlord delivers possession. Notwithstanding the above, in the event Landlord has not delivered the Premises to the Tenant on or before September 1, 1996 due to non-Tenant caused delays, Tenant may terminate this lease with no further obligation.

Landlord and Tenant agree that the base rental rate contained herein is based on construction costs estimated at $566,390.00. Tenant agrees to contribute $75,000.00 towards construction of the Premises, payable to Landlord in $25,000.00 lump sum payments, the first payable upon lease execution by both parties, the second payable thirty (30) days following lease execution, and the third due sixty (60) days after lease execution.

Construction cost increases or savings of $30,000.00 or less above or below the estimated construction cost of $566,390.00 shall be amortized at nine percent (9%) over the original term of this Lease and added or subtracted from the monthly base rental. Tenant improvement cost savings above $30,000.00 shall benefit the Landlord, and additional tenant improvement costs of more than $30,000.00 over $566,390.00 shall be paid to Landlord upon finalization of tenant improvement costs, at which time Landlord and Tenant agree to enter into a lease addendum depicting the new base rental rate, if such rate is adjusted as contained in this section.

2.2 OPERATING EXPENSES. Tenant shall also pay as additional rent Tenant's pro rata share of the operating expenses of Landlord for the Building. Landlord may invoice Tenant monthly for Tenant's pro rata share of the estimated operating expenses for each calendar year, which amount shall be adjusted from time-to-time by Landlord based upon anticipated operating expenses. Within six
(6) months following the close of each calendar year, Landlord shall provide Tenant an accounting showing in reasonable detail the computations of additional rent due under this Section. In the event the accounting shows that the total of the monthly payments made by Tenant exceeds the amount of additional rent due by Tenant under this section, the accounting shall be accompanied by evidence of a credit to Tenant's account. In any event the accounting shows that the total of the monthly payments made by Tenant is less than the amount of additional rent due by Tenant under this Section, the accounting shall be accompanied by an invoice for the additional rent. Notwithstanding any other provisions in this lease, during the year in which this Lease terminates, Landlord, prior to the termination date, shall have the option to invoice Tenant for Tenant's pro rata share of the operating expenses based upon the previous year's operating expenses. If this Lease shall terminate on a day other than the last day of a calendar year, the amount of any additional rent payable by Tenant applicable to the year in which the termination shall occur shall be prorated on the ratio that the number of days from the commencement of the calendar year to and including such termination date bears to 365. Tenant agrees to pay any additional rent due under this Section within ten (10) days following receipt of the invoice or accounting showing additional rent due. Tenant's pro rata share set forth in Section 1.7 shall, subject to reasonable adjustment by Landlord, be equal to a percentage based upon a fraction, the numerator of which is the total area of the Premises as set forth in Article 1 and the denominator of which shall be the net rentable area of the Building, as the same may change from time to time.

2.3 DEFINITION OF OPERATING EXPENSES. The term "operating expenses" includes all expenses incurred by Landlord with respect to the maintenance and operation of the Building, including, but not limited to, the following: maintenance, repair and replacement costs; electricity, fuel, water, sewer, gas and other common Building utility charges; equipment used for maintenance and operation of the Building; operational expenses; exterior window washing and janitorial services; trash and snow removal; landscaping and pest control; management fees, not to exceed four percent (4%) of gross rents, wages and benefits payable to employees of Landlord whose duties are directly connected with the operation and maintenance of the Building; all services, supplies, repairs, replacements or other expenses for maintaining and operating the Building or project including parking and common areas; improvements made to the Building which are required under any governmental law or regulation that was not applicable to the Building at the time it was constructed; installation of any device or other equipment which improves the operating efficiency of any system within the Premises and thereby reduces operating expenses; all other expenses which would generally be regarded as operating, repair, replacement and maintenance expenses; all real property taxes and installments of special assessments, including dues and assessments by means of deed restrictions and/or owners' associations which accrue against the Building during the term of this Lease and legal fees incurred in connection with actions to reduce the same; and all insurance premiums Landlord is required to pay or deems necessary to pay, including fire and extended coverage, and rent loss and public liability insurance, with respect to the Building. Operating expenses which, for tax purposes would be considered capital improvements, will be amortized over the useful life of the expense.

2.4 INCREASE IN INSURANCE PREMIUMS. If an increase in any insurance premiums paid by Landlord for the Building is caused by Tenant's use of the Premises or if Tenant vacates the Premises and causes an increase in such premiums, then Tenant shall pay as additional rent the amount of such increase to Landlord.

                          ARTICLE 3. OCCUPANCY AND USE

3.1 USE. Tenant warrants and represents to Landlord that the Premises shall be used and occupied only for the purpose as set forth in Section 1.5. Tenant shall occupy the Premises, conduct its business and control its agents, employees, invitees and visitors in such a manner as is lawful, reputable and will not create a nuisance. Tenant shall not permit any operation which emits any odor or matter which intrudes into other portions of the Building or otherwise interfere with, annoy or disturb any other lessee in its normal business operations or Landlord in its management of the Building. Tenant shall not permit any waste on the Premises to be used in any way which would, in the opinion of Landlord, be extra hazardous on account of fire or which would, in any way, increase or render void the fire insurance on the Building.

3.2 SIGNS. No sign of any type or description shall be erected, placed or painted in or about the Premises or Building which are visible from the exterior of the Premises, except those signs submitted to Landlord in writing, and which signs are in conformance with Landlord's sign criteria, which is attached hereto as EXHIBIT D.

3.3 COMPLIANCE WITH LAWS, RULES AND REGULATIONS. Tenant, at Tenant's sole cost and expense, shall comply with all laws, ordinances, orders, rules and regulations of state, federal, municipal or other agencies or bodies having jurisdiction over the use, condition or occupancy of the Premises. Tenant will comply with the reasonable rules and regulations of the Building adopted by Landlord. Landlord shall have the right at all times to change and amend the rules and regulations in any reasonable manner as may be deemed advisable for the safety, care, cleanliness, preservation of good order and operation or use of the Building or the Premises. All rules and regulations of the Building will be sent by Landlord to Tenant in writing and shall thereafter be carried out and observed by Tenant.

3.4 WARRANTY OF POSSESSION. Landlord warrants that it has the right and authority to execute this Lease, and Tenant, upon payment of the required rents and subject to the terms, conditions, covenants and agreements contained in this Lease, shall have possession of the Premises during the full term of this Lease as well as any extension or renewal thereof. Landlord shall not be responsible for the acts or omissions of any other lessee or third party that may interfere with Tenant's use and enjoyment of the Premises, however, Landlord shall join Tenant in protecting Tenant's rights to quiet enjoyment with respect to acts of any third party.

3.5 RIGHT OF ACCESS. Landlord or its authorized agents shall, during reasonable business hours and in the presence of a Tenant representative, except in the case of an emergency, have the right to enter the Premises to inspect the same, to show the Premises to prospective purchasers, lessees, mortgagees, insurers or other interested parties, and to alter, improve or repair the Premises or any other portion of the Building. Tenant hereby waives any claim for damages for injury or inconvenience to or interference with Tenant's business, any loss of occupancy or use of the Premises, and any other loss occasioned thereby. Tenant shall not change Landlord's lock system or in any other manner prohibit Landlord from entering the Premises. Landlord shall have the right to use any and all means which Landlord may deem proper to open any door in an emergency without liability therefor. Tenant shall permit Landlord to erect, use, maintain and repair pipes, cables, conduits, plumbing, vents and wires in, to and through the Premises as often and to the extent that Landlord may now or hereafter deem to be necessary or appropriate for the proper use, operation and maintenance of the Building.

                     ARTICLE 4. UTILITIES AND ACTS OF OTHERS

4.1 BUILDING SERVICES. Tenant shall pay when due, all charges for utilities furnished to or for the use or benefit of Tenant or the Premises. Tenant shall have no claim for rebate of rent on account of any interruption in service.

4.2 THEFT OR BURGLARY. Landlord shall not be liable to Tenant for losses to Tenant's property or personal injury caused by criminal acts or entry by unauthorized persons into the Premises or the Building, unless such loss or injury is caused by the criminal act or gross negligence of the Landlord or its representatives.

                       ARTICLE 5. REPAIRS AND MAINTENANCE

5.1. LANDLORD REPAIRS. Landlord shall not be required to make any improvements, replacements or repairs of any kind or character to the Premises or the Building during the term of this Lease except as are set forth in this Section. Landlord shall maintain only the roof, foundation, parking and common areas, the structural soundness of the exterior walls, doors, corridors, and other structures serving the Premises, provided, that Landlord's cost of maintaining, replacing and repairing the items set forth in this Section are operating expenses subject to the additional rent provisions in Section 2.2 and 2.3. Landlord shall not be liable to Tenant, except as expressly provided in this Lease, for any damage or inconvenience, and Tenant shall not be entitled to any abatement or reduction of rent by reason of any repairs, alterations or additions made by Landlord under this Lease.

5.2 TENANT REPAIRS. Tenant shall, at all times throughout the term of this Lease, including renewals and extensions, and at its sole expense, keep and maintain the Premises in a clean, safe, sanitary and first class condition and in compliance with all applicable laws, codes, ordinances, rules and regulations. Tenant's obligations hereunder shall include, but not be limited to, the maintenance, repair and replacement, if necessary, of all heating, ventilation, air conditioning, lighting and plumbing fixtures and equipment, fixtures, motors and machinery, all interior walls, partitions, doors and windows, including the regular painting thereof, all exterior entrances, windows, doors and docks and the replacement of all broken glass. When used in this provision, the term "repairs" shall include replacements or renewals when necessary, and all such repairs made by the Tenant shall be equal in quality and class to the original work. The Tenant shall keep and maintain all portions of the Premises and the sidewalk and areas adjoining the same in a clean and orderly condition, free of accumulation of dirt, rubbish, snow and ice. If Tenant fails, refuses or neglects to maintain or repair the Premises as required in this Lease after notice shall have been given Tenant, in accordance with this Lease, Landlord may make such repairs without liability to Tenant for any loss or damage that may accrue to Tenant's merchandise, fixtures or other property or to Tenant's business by reason thereof, and upon completion such thereof, Tenant shall pay to Landlord all costs plus fifteen percent (15%) for overhead incurred by Landlord in making repairs such upon presentation to Tenant of bill therefor. Landlord agrees to assign all applicable warranties on equipment to Tenant upon completion of the tenant improvements.

5.3. TENANT DAMAGES. Tenant shall not allow any damage to be committed on any portion of the Premises or Building or common areas, and at the termination of this lease, by lapse of time or otherwise, Tenant shall deliver the Premises to Landlord in as good condition as existed at the Commencement Date of this Lease, ordinary wear and tear excepted. The cost and expense of repairs necessary to restore the condition of the Premises shall be borne by Tenant.

                     ARTICLE 6. ALTERATIONS AND IMPROVEMENTS

6.1 LANDLORD IMPROVEMENTS. If construction to the Premises is to be performed by Landlord prior to or during Tenant's occupancy, Landlord will complete the construction of the improvements to the Premises in accordance with plans and specifications agreed to by Landlord and Tenant, which plans and specifications are attached hereto as EXHIBITS B AND C. Within seven (7) days of receipt of plans and specifications, Tenant shall execute a copy of the plans and specifications and, if applicable, change orders setting forth the amount of any costs to be borne by Tenant. In the event Tenant fails to execute the plans and specifications and change orders within the seven (7) day period, Landlord may, at its sole option, dictate this Lease cancelled or notify Tenant that the base rent shall commence on the completion date even though the improvements to be constructed by Landlord may not be complete. Any changes or modifications to the approved plans and specifications shall be made and accepted by written change orders or agreement signed by Landlord and Tenant and shall constitute an amendment to this Lease. Tenant shall have the option to choose one contractor to bid on the tenant improvement work depicted in EXHIBITS B AND C, subject to Landlord's reasonable selection criteria, and Tenant shall have the right to participate in the selection of the general contractor in cooperation with Landlord.

6.2 TENANT IMPROVEMENTS. Tenant shall not make or allow to be made any alterations or physical additions in or to the Premises without first obtaining the written consent of Landlord, which consent may in the sole and absolute discretion of Landlord be denied. Any alterations, physical additions or improvements to the Premises made by Tenant shall at once become the property of Landlord and shall be surrendered to Landlord upon the termination of this Lease; provided, however, Landlord, at its option, may require Tenant to remove any physical additions and/or repair any alterations in order to restore the Premises to the conditions existing at the time Tenant took possession, all costs of removal and/or alterations to be borne by Tenant. This clause shall not apply to moveable equipment or furniture owned by Tenant, which may be removed by Tenant at the end of the term of this Lease if Tenant is not then in default and if such equipment and furniture are not subject to any other rights, liens and interests of Landlord.

                        ARTICLE 7. CASUALTY AND INSURANCE

7.1 SUBSTANTIAL DESTRUCTION. If all or a substantial portion of the Premises or the Building should be totally destroyed by fire or other casualty, or if the Premises or the Building should be damaged so that rebuilding cannot reasonably be completed within one hundred eighty (180) working days after the date of written notification by Tenant to Landlord of the destruction, or if insurance proceeds are not made available to Landlord, or are inadequate, for restoration, this Lease shall terminate at the option of Landlord by written notice to Tenant within sixty (60) days following the occurrence, and the rent shall be abated for the unexpired portion of the Lease effective as of the date of the written notification.

7.2 PARTIAL DESTRUCTION. If the Premises should be partially damaged by fire or other casualty, and rebuilding or repairs can reasonably be completed within one hundred eighty (180) working days from the date of written notification by Tenant to Landlord of the destruction, and insurance proceeds are adequate and available to Landlord for restoration, this Lease shall not terminate, and Landlord shall at its sole risk and expense proceed with reasonable diligence to rebuild or repair the Building or other improvements to substantially the same condition in which they existed prior to the damage. If the Premises are to be rebuilt or repaired and are untenantable in whole or in part following the damage, and the damage or destruction was not caused or contributed to by act or negligence of Tenant, its agents, employees, invitees or those for whom Tenant is responsible, the rent payable under this Lease during the period for which the Premises are untenantable shall be adjusted to such an extent as may be fair and reasonable under the circumstances. In the event that Landlord fails to complete the necessary repairs or rebuilding within one hundred eighty (180) working days from the date of written notification by Tenant to Landlord of the destruction, Tenant may at its option terminate this Lease by delivering written notice of termination to Landlord, whereupon all rights and obligations under this Lease shall cease to exist.

7.3 PROPERTY INSURANCE. Landlord shall not be obligated in any way or manner to insure any personal property (including, but not limited to, any furniture, machinery, goods or supplies) of Tenant upon or within the Premises, any fixtures installed or paid for by Tenant upon or within the Premises, or any improvements which Tenant may construct on the Premises. Tenant shall maintain property insurance on its personal property and shall also maintain plate glass insurance. Tenant shall have no right in or claim to the proceeds of any policy of insurance maintained by Landlord even if the cost of such insurance is borne by Tenant as set forth in Article 2.

7.4 WAIVER OF SUBROGATION. Anything in this Lease to the contrary withstanding, Landlord and Tenant hereby waive and release each other of and from any and all right of recovery, claim, action or cause of action, against each other, their agents, officers and employees for any loss or damage that may occur to the Premises, the improvements of the Building or personal property within the Building, by reason of fire or the elements, regardless of cause or origin, including negligence of Landlord or Tenant and their agents, officers and employees. Landlord and Tenant agree immediately to give their respective insurance companies which have issued policies of insurance covering all risk of direct physical loss, written notice of the terms of the mutual waivers contained in this Section.

7.5 HOLD HARMLESS. Landlord shall not be liable to Tenant's employees, agents, invitees, licensees or visitors, or to any other person, for an injury to person or damage to property on or about the Premises caused by any act or omission of Tenant, its agents, servants or employees, or of any other person entering upon the Premises under express or implied invitation by Tenant, or caused by the improvements located on the Premises becoming out of repair, the failure or cessation of any service provided by Landlord (including security service and devices), or caused by leakage of gas, oil, water or steam or by electricity emanating from the Premises. Tenant agrees to indemnify and hold harmless Landlord of and from any loss, reasonable attorney's fees, expenses or claims arising out of any such damage or injury.

7.6 PUBLIC LIABILITY INSURANCE. Tenant shall during the term hereof keep in full force and effect at its expense a policy or policies of public liability insurance with respect to the Premises and the business of Tenant, on terms and with companies approved in writing by Landlord, in which both Tenant and Landlord shall be covered by being named as insured parties under reasonable limits of liability not less than $1,000,000, or such greater coverage as Landlord may reasonably require, combined single limit coverage for injury or death. Such policy or policies shall provide that thirty (30) days' written notice must be given to Landlord prior to cancellation thereof. Tenant shall furnish evidence satisfactory to Landlord at the time this Lease is executed that such coverage is in full force and effect.

                             ARTICLE 8. CONDEMNATION

8.1 SUBSTANTIAL TAKING. If all or a substantial part of the Premises are taken for any public or quasi-public use under any governmental law, ordinance or regulation, or by right of eminent domain or by purchase in lieu thereof, and the taking would prevent or materially interfere with the use of the Premises for the purpose for which it is then being used, this Lease shall terminate and the rent shall be abated during the unexpired portion of this Lease effective on the date physical possession is taken by the condemning authority. Tenant shall have no claim to the condemnation award or proceeds in lieu thereof, except that Tenant shall be entitled to a separate award for the cost of removing and moving its personal property.

8.2 PARTIAL TAKING. If all or a substantial part of the Premises are taken for any public or quasi-public use under any governmental law, ordinance or regulation, or by right of eminent domain or by purchase in lieu thereof, and this Lease is not terminated as provided in Section 8.1 above, the rent payable under this Lease during the unexpired portion of the term shall be adjusted to such an extent as may be fair and reasonable under the circumstances. Tenant shall have no claim to the condemnation award or proceeds in lieu thereof, except that Tenant shall be entitled to a separate award for the cost of removing and moving its personal property.

                        ARTICLE 9. ASSIGNMENT OR SUBLEASE

9.1 LANDLORD ASSIGNMENT. Landlord shall have the right to sell, transfer or assign, in whole or in part, its rights and obligations under this Lease and in the Building. Any such sale, transfer or assignment shall operate to release Landlord from any and all liabilities under this Lease arising after the date of such sale, assignment or transfer.

9.2 TENANT ASSIGNMENT. Tenant shall not assign, in whole or in part, this Lease, or allow it to be assigned, in whole or in part, by operation of law or otherwise (including without limitation by transfer of a majority interest of stock, merger, or dissolution, which transfer of majority interest of stock, merger or dissolution shall be deemed an assignment) or mortgage or pledge the same, or sublet the Premises, in whole or in part, without the prior written consent of Landlord, which consent shall not be unreasonably withheld, and in no event shall said such assignment or sublease ever release Tenant or any guarantor from any obligation or liability hereunder. Notwithstanding anything in this Lease to the contrary, in the event of any assignment or sublease, any option or right of first refusal granted to Tenant shall not be assignable by Tenant to any assignee or sublessee. No assignee or sublessee of the Premises or any portion thereof may assign or sublet the Premises or any portion thereof. Notwithstanding the above, Landlord hereby consents to an assignment of this Lease to Intranet Solutions, Inc. upon finalization of the merger between Intranet Integration Group, Inc. and MacGregor Sports & Fitness, Inc.

9.3 CONDITIONS OF ASSIGNMENT. If Tenant desires to assign or sublet all or any part of the Premises, it shall so notify Landlord at least thirty (30) days in advance of the date on which Tenant desires to make such assignment or sublease. Tenant shall provide Landlord with a copy of the proposed assignment or sublease and such information as Landlord might request concerning the proposed sublessee or assignee to allow Landlord to make informed judgments as to the financial condition, reputation, operations and general desirability of the proposed sublessee or assignee. Within fifteen (15) days after Landlord's receipt of Tenant's proposed assignment or sublease and all required information concerning the proposed sublease or assignee, Landlord shall have the following options:
(1) consent to the proposed assignment or sublease, and, if the rent due and payable by any assignee or sublessee under any such permitted assignment or sublease (or a combination of the rent payable under such assignment or sublease plus any bonus or any other consideration or any payment incident thereto) exceeds the rent payable under this Lease for such space, Tenant shall pay to Landlord all such excess rent and other excess consideration within ten (10) days following receipt thereof by Tenant; or (2) refuse, with reasonable judgement, to consent to the proposed assignment or sublease, which refusal shall be deemed to have been exercised unless Landlord gives Tenant written notice providing otherwise. Upon the occurrence of an event of default, if all or any part of the Premises are then assigned or sublet, Landlord, in addition to any other remedies provided by this Lease or provided by law, may, at its option, collect directly from the assignee or sublessee all rents becoming due to Tenant by reason of the assignment or sublease, and Landlord shall have a security interest in all properties on the Premises to secure payment of such sums. Any collection directly by Landlord from the assignee or sublessee shall not be construed to constitute a novation or a release of Tenant or any guarantor from the further performance of its obligations under this Lease.

9.4 RIGHTS OF MORTGAGE. Tenant accepts this Lease subject and subordinate to any recorded mortgage presently existing or hereafter created upon the Building and to all existing recorded restrictions, covenants, easements and agreements with respect to the Building. Landlord is hereby irrevocably vested with full power and authority to subordinate Tenant's interest under this Lease to any first mortgage lien hereafter placed on the Premises, and Tenant agrees upon demand to execute additional instruments subordinating this Lease as Landlord may require. If the interests of Landlord under this Lease shall be transferred by reason of foreclosure or other proceedings for enforcement of any first mortgage or deed of trust on the Premises, Tenant shall be bound to the transferee (sometimes called the "Purchaser") at the option of the Purchaser, under the terms, covenants and conditions of this Lease for the balance of the term remaining, including any extensions or renewals, with the same force and effect as if the Purchaser were Landlord under this Lease, and, if requested by the Purchaser, Tenant agrees to attorn to the Purchaser, including the first mortgagee under any such mortgage if it be the Purchaser, as its Landlord. Notwithstanding the foregoing, Tenant shall not be disturbed in its possession of the Premises so long as Tenant is not in default hereunder.

9.5 TENANT'S STATEMENT. Tenant agrees to furnish, from time to time, within ten
(10) days after receipt of a request from Landlord or Landlord's mortgagee, a statement certifying, if applicable, the following: Tenant is in possession of the Premises; the Premises are acceptable; the Lease is in full force and effect; the Lease is unmodified; Tenant claims no present charge, lien, or claim or offset against rent; the rent is paid for the current month, but is not prepaid for more than one month and will not be prepaid for more than one month in advance; there is no existing default by reason of some act or omission by Landlord; and such other matters as may be reasonably required by Landlord or Landlord's mortgagee. Tenant's failure to deliver such statement, in addition to being a default under this Lease, shall be deemed to establish conclusively that this Lease is in full force and effect except as declared by Landlord, that Landlord is not in default of any of its obligations under this Lease, and that Landlord has not received more than one month's rent in advance. Tenant agrees to furnish, from time to time, within ten (10) days after receipt of a request from Landlord, a current financial statement of Tenant, certified as true and correct by Tenant.

   ARTICLE 10. LANDLORD'S LIEN AND SECURITY AGREEMENT (Intentionally deleted)

                        ARTICLE 11. DEFAULT AND REMEDIES

11.1 DEFAULT BY TENANT. The following shall be deemed to be events of default ("Default") by Tenant under this Lease: (1) Tenant shall fail to pay when due any installment of rent or any other payment required pursuant to this Lease;
(2) Tenant shall abandon any substantial portion of the Premises; (3) Tenant shall fail to comply with any term, provision or covenant of this Lease, other than the payment of rent, and the failure is not cured within ten (10) days after written notice to Tenant; (4) Tenant shall file a petition or an involuntary petition is filed against Tenant under any applicable federal or state bankruptcy or insolvency taw or Tenant admits that it cannot meet its financial obligations as they become due; or if a receiver or trustee shall be appointed for all or substantially all of the assets of Tenant; or Tenant shall make a transfer in fraud of creditors or shall make an assignment for the benefit of creditors; or (5) Tenant shall do or permit to be done any act which results in a lien being filed against the Premises or the Building and/or project of which the Premises are a part, except that Tenant shall have the right to seek satisfaction of said lien after posting a bond of one hundred twenty-five percent (125%) of the lien amount.

In the event that an order for relief is entered in any case under Title 11, U.S.C. (the "Bankruptcy Code") in which Tenant is the debtor and: (A) Tenant as debtor-in-possession, or any trustee who may be appointed in the case (the "Trustee") seeks to assume the Lease, then Tenant, or Trustee if applicable, in addition to providing adequate assurance described in applicable provisions of the Bankruptcy Code, shall provide adequate assurance to Landlord of Tenant's future performance under the Lease by depositing with Landlord a sum equal to the lesser of twenty-five percent (25%) of the rental and other charges due for the balance of the Lease term or six (6) months' rent ("Security"), to be held (without any allowance for interest thereon) to secure Tenant's obligation under the Lease, and (B) Tenant, or Trustee if applicable, seeks to assign the Lease after assumption of the same, then Tenant, in addition to providing adequate assurance described in applicable provisions of the Bankruptcy Code, shall provide adequate assurance to Landlord of the proposed assignee's future performance under the Lease by depositing with Landlord a sum equal to the Security to be held (without any allowance or interest thereon) to secure performance under the Lease. Nothing contained herein expresses or implies, or shall be construed to express or imply, that Landlord is consenting to assumption and/or assignment of the Lease by Tenant, and Landlord expressly reserves all of its rights to object to any assumption and/or assignment of the Lease. Neither Tenant nor any Trustee shall conduct or permit the conduct of any "fire", "bankruptcy", "going out of business" or auction sate in or from the Premises.

11.2 REMEDIES FOR TENANT'S DEFAULT. Upon the occurrence of a Default as defined above, Landlord may elect either (i) to cancel and terminate this Lease and this Lease shall not be treated as an asset of Tenant's bankruptcy estate, or (ii) to terminate Tenant's right to possession only without cancelling and terminating Tenant's continued liability under this Lease. Notwithstanding the fact that initially Landlord elects under (ii) to terminate Tenant's right to possession only, Landlord shall have the continuing right to cancel and terminate this Lease by giving ten (10) days' written notice to Tenant of such further election, and shall have the right to pursue any remedy at law or in equity that may be available to Landlord.

In the event of election under (ii) to terminate Tenant's right to possession only, Landlord may, at Landlord's option, enter the Premises and take and hold possession thereof, without such entry into possession terminating this Lease or releasing Tenant in whole or in part from Tenant's obligation to pay all amounts hereunder for the full stated term. Upon such reentry, Landlord may remove all persons and property from the Premises and such property may be removed and stored in a public warehouse or elsewhere at the cost and for the account of Tenant, without becoming liable for any loss or damage which may be occasioned thereby. Such reentry shall be conducted in the following manner: without resort to judicial process or notice of any kind if Tenant has abandoned or voluntarily surrendered possession of the Premises; and, otherwise, by resort to judicial process. Upon and after entry into possession without termination of the Lease, Landlord may, but is not obligated to, relet the Premises, or any part thereof, to any one other than the Tenant, for such time and upon such terms as Landlord, in Landlord's sole discretion, shall determine. Landlord may make repairs to the Premises to the extent deemed by Landlord necessary or desirable to relet the Premises.

         Upon such reentry, Tenant shall be liable to Landlord as follows:

         A.       For all attorneys' fees incurred by Landlord in connection with exercising any remedy hereunder;

         B. For the unpaid installments of base rent, additional rent or other unpaid sums which were due prior to such reentry, including interest and late payment fees, which sums shall be payable immediately.

         C. For the installments of base rent, additional rent, and other sums falling due pursuant to the provisions of this Lease for the period after reentry during which the Premises remain vacant, including late payment charges and interest, which sums shall be payable as they become due hereunder.


                                       -4-



         D. For all expenses incurred in releasing the Premises, including leasing commissions, attorneys' fees, and costs of alteration or repairs, which shall be payable by Tenant as they are incurred by Landlord; and

         E. While the Premises are subject to any new lease or leases made pursuant to this Section, for the amount by which the monthly installments payable under such new lease or leases is less than the monthly installment for all charges payable pursuant to this Lease, which deficiencies shall be payable monthly.



Notwithstanding Landlord's election to terminate Tenant's right to possession only, and notwithstanding any reletting without termination, Landlord, at any time thereafter, may elect to terminate this Lease, and to recover (in lieu of the amounts which would thereafter be payable pursuant to the foregoing, but not in diminution of the amounts payable as provided above before termination), as damages for loss of bargain and not as a penalty, an aggregate sum equal to the amount by which the rental value of the portion of the term unexpired at the time of such election is less than an amount equal to the unpaid base rent, percentage rent, and additional rent and all other charges which would have been payable by Tenant for the unexpired portion of the term of this Lease, which deficiency and all expenses incident thereto, including commissions, attorneys' fees, expenses of alterations and repairs, shall be due to Landlord as of the time Landlord exercises said election, notwithstanding that the term had not expired. If Landlord, after such reentry, leases the Premises, then the rent payable under such new lease shall be conclusive evidence of the rental value of the unexpired portion of the term of this Lease.

If this Lease shall be terminated by reason of bankruptcy or insolvency of Tenant, Landlord shall be entitled to recover from Tenant or Tenant's estate, as liquidated damages for loss of bargain and not as a penalty, the amount determined by the immediately preceding paragraph.

11.3 LANDLORD'S RIGHT TO PERFORM FOR ACCOUNT OF TENANT. If Tenant shall be in Default under this Lease, Landlord may cure the Default at anytime for the account and at the expense of Tenant. If Landlord cures a Default on the part of Tenant, Tenant shall reimburse Landlord upon demand for any amount expended by Landlord in connection with the cure, including, without limitation, attorneys' fees and interest.

11.4 INTEREST, ATTORNEY'S FEES AND LATE CHARGE. In the event of a Default by
Tenant: (1) If a monetary default, interest shall accrue on any sum due and unpaid at the rate of the lesser of eighteen percent (18%) per annum or the highest rate permitted by law and, if Landlord places in the hands of an attorney the enforcement of all or any part of this Lease, the collection of any rent due or to become due or recovery of the possession of the Premises, Tenant agrees to pay Landlord's costs of collection, including reasonable attorney's fees for the services of the attorney, whether suit is actually filed or not. Other remedies for nonpayment of rent notwithstanding, if the monthly rental payment or any other payment due from Tenant to Landlord is not received by Landlord on or before the fifth (5th) day of the month for which the rent is due, a late payment charge of five percent (5%) of such past due amount shall become due and payable in addition to such amounts owed under this Lease.

11.5     ADDITIONAL REMEDIES, WAIVERS, ETC.


         A. The rights and remedies of Landlord and Tenant set forth herein shall be in addition to any other right and remedy now and hereafter provided by law. All rights and remedies shall be cumulative and not exclusive of each other. Landlord or Tenant may exercise its rights and remedies at any times, in any order, to any extent, and as often as Landlord or Tenant deems advisable without regard to whether the exercise of one right or remedy precedes, concurs with or succeeds the exercise of another.

         B. A single or partial exercise of a right or remedy shall not preclude a further exercise thereof, or the exercise of another right or remedy from time to time.

         C. No delay or omission by Landlord or Tenant in exercising a right or remedy shall exhaust or impair the same or constitute a waiver of, or acquiescence to, a Default.

         D.      No waiver of Default shall extend to or affect any other
                 Default or impair any right or remedy with respect thereto.

         E. No action or inaction by Landlord or Tenant shall constitute a waiver of Default.

         F. No waiver of a Default shall be effective unless it is in writing and signed by Landlord or Tenant.


                 ARTICLE 12. RELOCATION (INTENTIONALLY DELETED)

               ARTICLE 13. AMENDMENT AND LIMITATION OF WARRANTIES

13.1 ENTIRE AGREEMENT. IT IS EXPRESSLY AGREED BY TENANT, AS A MATERIAL CONSIDERATION FOR THE EXECUTION OF THIS LEASE, THAT THIS LEASE, WITH THE SPECIFIC REFERENCES TO WRITTEN EXTRINSIC DOCUMENTS, IS THE ENTIRE AGREEMENT OF THE PARTIES: THAT THERE ARE, AND WERE, NO VERBAL REPRESENTATIONS, WARRANTIES, UNDERSTANDINGS, STIPULATIONS, AGREEMENTS OR PROMISES PERTAINING TO THIS LEASE OR TO THE EXPRESSLY MENTIONED WRITTEN EXTRINSIC DOCUMENTS NOT INCORPORATED IN WRITING IN THIS LEASE.

13.2 AMENDMENT. THIS LEASE MAY NOT BE ALTERED, WAIVED, AMENDED OR EXTENDED EXCEPT BY AN INSTRUMENT IN WRITING SIGNED BY LANDLORD AND TENANT.

13.3 LIMITATION OF WARRANTIES. LANDLORD AND TENANT EXPRESSLY AGREE THAT THERE ARE AND SHALL BE NO IMPLIED WARRANTIES OR MERCHANTABILITY, HABITABILITY, FITNESS FOR A PARTICULAR PURPOSE OR OF ANY OTHER KIND ARISING OUT OF THIS LEASE, AND THERE ARE NO WARRANTIES WHICH EXTEND BEYOND THOSE EXPRESSLY SET FORTH IN THIS LEASE. LANDLORD AGREES TO PROVIDE TENANT A COPY OF THE CERTIFICATE OF OCCUPANCY UPON THE COMPLETION OF THE IMPROVEMENTS.

                            ARTICLE 14. MISCELLANEOUS

14.1 SUCCESSORS AND ASSIGNS. This Lease shall be binding upon and inure to the benefit of Landlord and Tenant and their respective heirs, personal representatives, successors and assigns. It is hereby covenanted and agreed that should Landlord's interest in the Premises cease to exist for any reason during this Lease, then notwithstanding the happening of such event this Lease nevertheless shall remain unimpaired and in full force and effect, and Tenant hereunder agrees to attorn to the then owner of the Premises.

14.2 USE OR RENT TAX. If applicable in the jurisdiction where the Premises are issued, Tenant shall pay and be liable for all rental, sales and use taxes or other similar taxes, if any, levied or imposed by any city, state, county or other governmental body having authority, such payments to be in addition to all other payments required to be paid to Landlord under the terms of this Lease. Any such payment shall be paid concurrently with the payment of the rent, additional rent, operating expenses or other charge upon which the tax is based as set forth above.

14.3 ACT OF GOD. Landlord shall not be required to perform any covenant or obligation in this Lease, or be liable in damages to Tenant, so long as the performance or non-performance of the covenant or obligation is delayed, caused or prevented by an act of God, force majeure or by Tenant.

14.4 HEADINGS. The section headings appearing in this Lease are inserted only as a matter of convenience and in no way define, limit, construe or describe the scope or intent of any Section.

14.5 NOTICE. All rent and other payments required to be made by Tenant shall be payable to Landlord at the address set forth in Section 1.8. All payments required to be made by Landlord to Tenant shall be payable at the address set forth in Section 1.8, or at any other address within the United States as Tenant may specify from time to time by written notice. Any notice or document required or permitted to be delivered by the terms of this Lease shall be deemed to be delivered (whether or not actually received) when deposited in the United States Mail, postage prepaid, certified mail, return receipt requested, addressed to the parties at the respective addresses set forth in Section 1.8.

14.6 TENANT'S AUTHORITY. If Tenant executes this Lease as a corporation, each of the persons executing this Lease on behalf of Tenant does hereby personally represent and warrant that Tenant is a duly authorized and existing corporation, that Tenant is qualified to do business in the state in which the Premises are located, that the corporation has full right and authority to enter into this Lease, and that each person signing on behalf of the corporation is authorized to do so. In the event any representation or warranty is false, all persons who execute this Lease shall be liable, individually, as Tenant.

14.7 HAZARDOUS SUBSTANCES. Tenant, its agents or employees, shall not bring or permit to remain on the Premises or Building any asbestos, petroleum or petroleum products, explosives, toxic materials, or substances defined as hazardous wastes, hazardous materials, or hazardous substances under any federal, state, or local law or regulation ("Hazardous Materials"). Tenant's violation of the foregoing prohibition shall constitute a material breach and default hereunder and Tenant shall indemnify, hold harmless and defend Landlord from and against any claims, damages, penalties, liabilities, and costs (including reasonable attorney fees and court costs) caused by or arising out of
(i) a violation of the foregoing prohibition by Tenant or (ii) the presence of any Hazardous Materials on, under, or about the Premises or the Building during the term of the Lease caused by or arising, in whole or in part, out of the actions of Tenant, its agents or employees. Tenant shall clean up, remove, remediate and repair any soil or ground water contamination and damage caused by the presence and any release of any Hazardous Materials in, on, under or about the Premises or the Building during the term of the Lease caused by or arising, in whole or in part, out of the actions of Tenant, its agents or employees, in conformance with the requirements of applicable law. Tenant shall immediately give Landlord written notice of any suspected breach of this paragraph; upon learning of the presence of any release of any Hazardous Materials, and upon receiving any notices from governmental agencies pertaining to Hazardous Materials which may affect the Premises or the Building. The obligations of Tenant hereunder shall survive the expiration of earlier termination, for any reason, of this Lease. Notwithstanding the above, Landlord agrees to hold Tenant harmless for Hazardous Materials in, on or about the Building prior to or during Tenant's occupancy, which were not caused or contributed by the Tenant, its employees, customers or representatives.

14.8 SEVERABILITY. If any provision of this Lease or the application thereof to any person or circumstances shall be invalid or unenforceable to any extent, the remainder of this Lease and the application of such provisions to other persons or circumstances shall not be affected thereby and shall be enforced to the greatest extent permitted by law.

14.9 LANDLORD'S LIABILITY. If Landlord shall be in default under this Lease and, if as a consequence of such default, Tenant shall recover a money judgment against Landlord, such judgment shall be satisfied only out of the right, title and interest of Landlord in the Building as the same may then be encumbered and neither Landlord nor any person or entity comprising Landlord shall be liable for any deficiency. In no event shall Tenant have the right to levy execution against any property of Landlord nor any person or entity comprising Landlord other than its interest in the Building as herein expressly provided. Landlord agrees to maintain an equity interest of $200,000.00 in the Building at all times during the term of this Lease.

14.10 BROKERAGE. Landlord and Tenant each represents and warrants to the other that there is no obligation to pay any brokerage fee, commission, finder's fee or other similar charge in connection with this Lease, other than fees due to Gary Lally of Hoyt Properties, which are the responsibility of Landlord. Each party covenants that it will defend, indemnify and hold harmless the other party from and against any loss or liability by reason of brokerage or similar services alleged to have been rendered to, at the instance of, or agreed upon by said indemnifying party. Notwithstanding anything herein to the contrary, Landlord and Tenant agree that there shall be no brokerage fee or commission due on expansions, options or renewals by Tenant.

14.11 MANAGEMENT AGENT. Landlord hereby notifies Tenant that the person authorized to execute this Lease and manage the Premises is CSM Corporation, a Minnesota corporation, which has been appointed to act as the agent in leasing management and operation of the Building for owner and is authorized to accept service of process and receive or give receipts for notices and demands on behalf of Landlord. Landlord reserves the right to change the identity and status of its duly authorized agent upon written notice to Tenant.

14.12 SUBMISSION OF LEASE. Submission of this Lease to Tenant for signature does not constitute a reservation of space or an option to lease. This Lease is not effective until execution by and delivery to both Landlord and Tenant.

IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease effective the day and year first above written.


LANDLORD:                                            TENANT:

CSM INVESTORS, INC.                                  INTRANET INTEGRATION GROUP, INC.,

BY: /s/ David Carland                                BY: /s/ Jeffrey Sjobeck
   ---------------------------                          ---------------------------
   ITS: V.P.                                         ITS: CFO & Secretary
       ---------------------------                       ---------------------------


                               GUARANTEE OF LEASE

WHEREAS, INTRANET INTEGRATION GROUP, INC. d/b/a TECHNICAL PUBLISHING SOLUTIONS, INC., a Minnesota corporation, hereinafter referred to as "Tenant" has requested that a certain Lease of even date herewith be executed by and between Tenant and CSM INVESTORS, INC., a Minnesota corporation, hereinafter referred to as "Landlord", covering certain premises located at 9625 West 76th Street, Suite 150, in Eden Prairie, Minnesota.

WHEREAS, the Landlord requires as a condition to its execution of said Lease that the undersigned ("Guarantor") guarantee the full performance of the obligations of Tenant under said Lease; and

WHEREAS, the Guarantor is desirous that Landlord enter into said Lease with Tenant.

NOW THEREFORE, to induce Landlord to enter into said Lease, and in consideration of the execution of said Lease by Landlord, the Guarantor hereby unconditionally guarantees the full performance of each and all of the terms, covenants and conditions of said Lease to be kept and performed by said Tenant, including the payment of all rentals and other charges to accrue thereunder, up to the total value of Landlord's investment in tenant improvements to the Premises, and the Guarantor agrees as follows:

1. That the covenants and agreement on its part shall continue in favor of the Landlord notwithstanding any extension, modification, or alteration of said Lease entered into by and between the parties thereto, or their successors or assigns, or notwithstanding any assignment of said Lease, with or without the consent of the Landlord and no extension, modification, alteration or assignment of the above-referred to Lease shall in any manner release or discharge the Guarantor, except as contained herein, and it does hereby consent thereto.

2. That this Guarantee will continue unchanged by a (i) bankruptcy, reorganization or insolvency of the Tenant or any successor or assignee thereof or by any disaffirmance of abandonment by a trustee of Tenant,
         (ii) disability or other defense of Tenant, or (iii) the cessation for any cause from any cause whatsoever of the liability of Tenant.

3. That Tenant may not, without prior written approval of Landlord, assign this Guarantee of Lease in whole or in part, and no assignment or transfer of the Lease shall operate to extinguish or diminish the liability of the Guarantor hereunder.

4. That the liability of the Guarantor under this Guarantee of Lease shall be primary and that in any right of action which shall accrue to Landlord under the Lease, the Landlord may at its option proceed against the Guarantor without having commenced any action, or having obtained any judgment against the Tenant.

5. That the Guarantor agrees to pay Landlord's reasonable attorneys' fees and all costs and other expenses incurred in any collection or attempted collection or in any negotiations relative to the obligations hereby guaranteed or enforcing this Guarantee of Lease against the Guarantor, individually and jointly.

6. That it does hereby waive notice of any demand by the Landlord as well as notice of default in the payment of rent or any other amounts contained or reserved in the Lease.

7. Notwithstanding the above, this Guarantee of Lease shall become null and void upon the earlier of the finalization of the merger between Intranet Integration Group, Inc. and MacGregor Sports & Fitness, Inc., or receipt by Intranet Integration Group, Inc. or its assignees of a minimum of $3,000,000.00 of equity financing.

The use of the singular herein shall include the plural. The obligation of two or more parties shall be joint and several. The terms and provisions of this Guarantee shall be binding upon and inure to the benefit of the respective successors and assigns of the parties herein named.

IN WITNESS WHEREOF, the Guarantor has caused this Guarantee to be executed as of the date set forth on Page 1 of the Lease (if Guarantor shall be a corporation, the authorized officers must sign on behalf of the corporation. This Guarantee must be executed by the president or vice president and the secretary or assistant secretary).

By:               /s/ Robert Olson
                  ------------------------------------
                  ROBERT OLSON

Home Address:     ------------------------------------

                  ------------------------------------
Home Phone:
                  ------------------------------------
Social Security #:
                  ------------------------------------

Date:             4-24-96
                  ------------------------------------

                                    EXHIBIT A

                              [FLOOR PLAN OMITTED]

                                    EXHIBIT B

                              [FLOOR PLAN OMITTED]

[Letterhead]

IntraNet

SOLUTIONS, INCORPORATED                              September 18, 1997
Helping Companies Manage and XXX Information

   Mr. Bruce Carland
   CSM Investors, Inc.
   2575 University Avenue West, Suite 150
   St. Paul, MN 55114-1024

   Dear Mr. Carland:

   Pursuant to the lease agreement dated April 24, 1996 by and between IntraNet Integration Group, Inc. (Tenant) and CSM Investors, Inc. (Landlord), Mr. Robert F. Olson entered into a guarantee of this lease. Paragraph 7 of this guarantee included the provision "this Guarantee shall become null and void upon the earlier of the finalization of the merger between IntraNet Integration Group, Inc. and MacGregor Sports & Fitness, Inc. or the receipt by IntraNet Integration Group, Inc. or its assignees of a minimum of $3,000,000 of equity financing".

   This correspondence is intended to document Landlord's acknowledgement of the occurrence of the factors which have voided the guarantee noted above. Please find enclosed the Report on Form 8-K filed by IntraNet Solutions, Inc. (IntraNet) (entity created by the merger of IntraNet Integration Group, Inc. and MacGregor Sports & Fitness, Inc.) that documents the completion of the merger required by the guarantee agreement. Please also find enclosed a copy of the Form 10QSB for the period ended June 30, 1997 filed by IntraNet that includes the details of the recent $4 million private placement equity financing completed by the company.

   Please sign where indicated below acknowledging Landlord's agreement that the guarantee of Robert Olson pursuant to the above noted lease has been voided. Please then return this correspondence back to me in the enclosed envelope. If you have any questions, please contact me at 612-903-2003.

   Sincerely,

   /s/ Jeffrey J. Sjobeck
   ----------------------------
   Jeffrey J. Sjobeck
   Chief Financial Officer

   AGREEMENT OF VOIDED PERSONAL GUARANTY:
   Pursuant to the lease agreement dated April 24, 1996 by and between IntraNet Integration Group, Inc. (Tenant) and CSM Investors, Inc. (Landlord), Landlord agrees and consents to the voiding of the personal guaranty of Mr. Robert F. Olson.

                                          /s/ David Carland
                                          ----------------------
                                          Signed

                                          David Carland
                                          ----------------------
                                          Print Name

                                          V.P.
                                          ----------------------
                                          Title

                                          10-2-97
                                          ----------------------
                                          Date

                          EXHIBIT B TO ASSIGNMENT OF LEASE

                               [FLOOR PLAN OMITTED]